                                                              Exhibit 20.1

                        MONTHLY SERVICER'S CERTIFICATE

            AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

                 --------------------------------------------

                 AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                               SERIES 1996-1

                 --------------------------------------------

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement (as amended and supplemented, the "Series Supplement"), among TRS, as Servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as Transferors, and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.   TRS is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Certificate relates to the Distribution Date occurring on October 15, 1996 and covers activity from August 27, 1996 through September 26, 1996.

5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution date.



      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 9th day of October, 1996.




                                  AMERICAN EXPRESS TRAVEL RELATED
                                  SERVICES COMPANY, INC., as Servicer

                                  By:
                                     /s/ Marianne Thomson
                                     --------------------------------
                                     Name:  Marianne Thomson
                                     Title: Director Financial Administration

I.  Monthly Period Trust Activity
------------------------------------------------------------------------------
  A.  Trust Activity                                   Trust Totals
        --------------                                 -----------------
      Number of days in Period                                   31
      Beginning Principal Receivable Balance       1,718,026,286.04
      Special Funding Account Balance                          0.00
      Beginning Total Principal Balance            1,718,026,286.04

      Finance Charge Collections (excluding           24,678,349.00
        Discount Option & Recoveries)
      Discount Percentage                                      2.00%
      Discount Option Receivables Collections          2,980,439.82
      Premium Option Receivables Collections                   0.00
      Recoveries                                       1,001,794.00
      Total Collections of Finance Charge Receivables 28,660,582.82
      Total Collections of Principal Receivables     146,041,551.18
      Monthly Payment Rate                                   8.2263%
      Defaulted amount                                 9,410,000.18
      Annualized Default Rate                                6.5240%
      Trust Portfolio Yield                                 13.1931%
      New Principal Receivables                      135,696,582.98
      Ending Principal Receivables Balance         1,698,271,317.66
      Ending Required Minimum Principal Balance    1,070,000,000.00
      Ending Transferor Amount                       698,271,317.66
      Ending Special Funding Account Balance                   0.00
      Ending Total Principal Balance               1,698,271,317.66

  B.  Series Allocations                              Series 1996-1  Trust Total
      ----------------------------                    -------------  -----------
      Group Number                                                1
      Invested Amount                              1,000,000,000.00 1,000,000,000.00
      Adjusted Invested Amount                     1,000,000,000.00 1,000,000,000.00
      Principal Funding Account Balance                        0.00             0.00
      Series Required Transferor Amount               70,000,000.00    70,000,000.00
      Series Allocation Percentage                           100.00%
      Series Alloc. Finance Charge Collections        28,660,582.82    28,660,582.82
      Series Allocable Recoveries                      1,001,794.00     1,001,794.00
      Series Alloc. Principal Collections            146,041,551.18   146,041,551.18
      Series Allocable Defaulted Amount                9,410,000.18     9,410,000.18

  C.  Group I Allocations                             Series 1996-1    Group I Total
      -------------------                             -------------    -------------
      Investor Finance Charge Collections             16,682,272.59    16,682,272.59

      Investor Monthly Interest                        5,605,344.44     5,605,344.44
      Investor Default Amount                          5,477,215.49     5,477,215.49
      Investor Monthly Fees                            1,666,666.67     1,666,666.67
      Investor Additional Amounts                              0.00             0.00
      Total                                           12,749,226.59    12,749,226.59

      Reallocated Investor Finance Charge
        Collections                                   16,682,272.59    16,682,272.59
      Available Excess                                 3,933,046.00     3,933,046.00


II.  Series 1996-1 Certificates
------------------------------------------------------------------------------
                                                Series         Total Investor     Transferors
A.  Investor/Transferor Allocations           Allocations         Interest          Interest
    -------------------------------           -----------         --------          --------
    Beginning Invested/Transferor Amount    1,718,026,286.04  1,000,000,000.00  718,026,286.04
    Beginning Adjusted Invested Amount                   N/A  1,000,000,000.00             N/A
    Floating Allocation Percentage                       N/A             58.21%          41.79%
    Principal Allocation Percentage                      N/A             58.21%          41.79%
    Collections of Finance Chg. Receivables    28,660,582.82     16,682,272.59   11,978,310.23
    Collections of Principal Receivables      146,041,551.18     85,005,423.01   61,036,128.17
    Defaulted Amount                            9,410,000.18      5,477,215.49    3,932,784.69

    Ending Invested/Transferor Amounts      1,698,271,317.66  1,000,000,000.00  698,271,317.66

---------------------------------------------------------------------------------------------------------------
                                                                                    Collateral
B.  Monthly Period Funding Requirements              Class A            Class B      Interest             Total
    -----------------------------------              -------            -------      ---------            -----
    Principal Funding Account                           0.00              0.00            0.00             0.00
    Investment Proceeds for Monthly Period              0.00              0.00            0.00             0.00
    Reserve Draw Amount                                 0.00              0.00            0.00             0.00
    Available Reserve Account Amount                    0.00              0.00            0.00             0.00
    Reserve Account Surplus                             0.00              0.00            0.00             0.00

    Coupon August 15 - September 15                  6.80000%           6.9500%         5.9039%
    Monthly Interest Due                        4,901,666.67        347,500.00      356,177.77     5,605,344.44
    Outstanding Monthly Interest Due                    0.00              0.00            0.00             0.00
    Additional Interest Due                             0.00              0.00            0.00             0.00
    Total Interest Due                          4,901,666.67        347,500.00      356,177.77     5,605,344.44
    Investor Default Amount                     4,737,791.40        328,632.93      410,791.16     5,477,215.49
    Investor Monthly Fees Due                   1,441,666.67        100,000.00      125,000.00     1,666,666.67
    Investor Additional Amounts Dues
    Total Due                                  11,081,124.73        776,132.93      891,968.93    12,749,226.59

    Reallocated Investor Finance Charge Collections                                               16,682,272.59
    Interest and Principal Funding Investment Proceeds                                                     0.00
    Series Adjusted Portfolio Yield                                                                     13.1931%
    Base Rate                                                                                            9.1527%

---------------------------------------------------------------------------------------------------------------
                                                                                     Collateral
C.  Certificates - Balances & Distributions       Class A              Class B       Interest            Total
    ---------------------------------------       -------              -------       ----------          -----
    Beginning Certificates Balances           865,000,000.00     60,000,000.00   75,000,000.00 1,000,000,000.00
    Interest Distributions                      4,901,666.67        347,500.00      356,177.77     5,605,344.44
    Principal Deposits - Prin. Funding Account          0.00              0.00            0.00             0.00
    Principal Distributions                             0.00              0.00            0.00             0.00
    Total Distributions                         4,901,666.67        347,500.00      356,177.77     5,605,344.44
    Ending Certificate Balances               865,000,000.00     60,000,000.00   75,000,000.00 1,000,000,000.00

D. Information regarding distributions on the Distribution Date in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total amount of the distribution:                $             5.67

      2.   Amount of the distribution in
           respect of Class A Monthly Interest:             $             5.67

      3.   Amount of the distribution in respect of
           Class A Outstanding Monthly Interest:            $             0.00

      4.   Amount of the distribution in respect of
           Class A Additional Interest:                     $             0.00

      5.   Amount of the distribution in
           respect of Class A Principal:                    $             0.00


E. Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs on such Distribution Date.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00

      5.   The amount, if any, by which the
            outstanding principal balance of the
            Class A Certificates exceeds the Class
            A Invested Amount after giving effect to
            all transactions on such Distribution
            Date:                                           $             0.00


F. Information regarding distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   The total amount of the distribution:            $             5.79

      2.   Amount of the distribution in
            respect of class B monthly interest:            $             5.79

      3.   Amount of the distribution in
            respect of class B outstanding monthly
            interest:                                       $             0.00

      4.   Amount of the distribution in
            respect of class B additional interest:         $             0.00

     5.   Amount of the distribution in
            respect of class B principal:                   $             0.00

G.   Amount of reductions in Class B Invested Amount pursuant to clauses (c),
(d), and (e) of the definition of Class B Invested Amount on such Distribution Date.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

      2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00

      5.   The amount, if any, by which the
            outstanding principal balance of the
            Class B Certificates exceeds the Class B
            Invested Amount after giving effect to
            all transactions on such Distribution
            Date:                                           $             0.00


H. Information regarding distributions on the Distribution Date to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $       356,177.77

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $       356,177.77

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00


J.   Application of Reallocated Investor Finance Charge Collections.

      1.   Class A Available Funds:                         $    14,430,165.79

           a.   Class A Monthly Interest:                   $     4,901,666.67
           b.   Class A Outstanding Monthly Interest:       $             0.00
           c.   Class A Additional Interest:                $             0.00
           d.   Class A Investor Default Amount
                 (Treated as Available Principal
                 Collections):                              $     4,737,791.40
           e.   Excess Spread:                              $     4,790,707.72

      2.   Class B Available Funds:                         $     1,000,936.36

           a.   Class B Monthly Interest:                   $       347,500.00
           b.   Class B Outstanding Monthly Interest:       $             0.00
           c.   Class B Additional Interest:                $             0.00
           d.   Excess Spread:                              $       653,436.36

      3.   Collateral Available Funds:                      $     1,251,170.44

           a.   Excess Spread:                              $     1,251,170.44

      4.   Total Excess Spread:                             $     6,695,314.52


K.   Reallocated Principal Collections.

      1.   Principal Allocation Percentage:                            58.206%

      2.   Series 1996-1 Allocable Principal
            Collections:                                    $   146,041,551.18

      3.   Principal Allocation Percentage of
            Series 1996-1 Allocable Principal
            Collections:                                    $    85,005,423.01

      4.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      5.   Item 3 minus item 4:                             $    85,005,423.01

      6.   Shared Principal Collections from other
            Series allocated to Series 1996-1:                             N/A

      7.   Other amounts Treated as Available Principal
            Collections:                                    $             0.00

      8.   Available Principal Collections
            (total of 5., 6. & 7.):                         $    85,005,423.01

L.   Application of Available Principal Collections during Revolving Period.

      1.   Collateral Invested Amount                       $    75,000,000.00

      2.   Required Collateral Invested Amount              $    75,000,000.00

      3.   Excess of Collateral Invested Amount
            over Required Collateral Invested Amount:       $             0.00

      4.   Treated as Shared Principal Collections:         $    85,005,423.01


M. Application of Principal Collections During Accumulation or Amortization Period.

      1.   Principal Funding Account:                                      N/A

      2.   Excess of Collateral Invested Amount
            over Required Collateral Invested Amount:                      N/A

      3.   Principal Distribution:                                         N/A

      4.   Treated as Shared Principal Collections:                        N/A


N. Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1996-1

      1.   Excess Spread:                                   $     6,695,314.52
      2.   Excess Finance Charge Collections:               $             0.00
      3.   Applied to fund Class A Required Amount:         $             0.00
      4.   Class A Investor Charge-Offs treated
            as Available Principal Collections:             $             0.00
      5.   Applied to fund Class B overdue Interest:        $             0.00
      6.   Applied to fund Class B Required Amount:         $       328,632.93
      7.   Reduction of Class B Invested Amount
            treated as Available Principal Collections:     $             0.00
      8.   Applied to Collateral Monthly Interest:          $       356,177.77
      9.   Applied to unpaid Monthly Servicing Fee:         $     1,666,666.67
      10.  Collateral Default Amount treated as
            Available Principal Collections:                $       410,791.16
      11.  Reduction of Collateral Invested Amount
            treated as Available Principal Collections:     $             0.00
      12.  Deposited to Reserve Account:                    $             0.00
      13.  Applied to other amounts owed to
            Collateral Interest Holder:                     $             0.00
      l4.  Balance:                                         $     3,933,045.99


III. Trust Performance

A.   Delinquencies

      1.   31-60 Days Delinquent:                           $    32,496,490.00
      2.   61-90 Days Delinquent:                           $    13,510,709.00
      3.   90+ Days Delinquent:                             $    10,794,830.00
      4.   Total 30+ Days Delinquent:                       $    56,802,029.00

B.   Yield and Base Rate

      1.   Base Rate

           a.   Current Monthly Period             9.1527%
           b.   Prior Monthly Period               8.3311%
           c.   Second Prior Monthly Period        8.5912%

      2.   Three Month Average Base Rate                               8.6917%

      3.   Series Adjusted Portfolio Yield

           a.   Current Monthly Period              13.19%
           b.   Prior Monthly Perid                 13.64%
           c.   Second Prior Monthly Period         13.16%

      4.   Three Month Average Series Adjusted Portfolio Yield          13.33%